Exhibit 99.1

Pensare Acquisition Corp. Announces Sponsor’s Intention to Reduce Contributions to Trust Account and Active Discussions with Potential Target Company

ATLANTA, GA, May 31, 2019 – Pensare Acquisition Corp. (Nasdaq: WRLS, WRLSU, WRLSW, WRLSR) (the “Company”) today announced that the Company’s sponsor will reduce its contributions to the trust account established in connection with the Company’s initial public offering (the “Trust Account”). The Company’s sponsor will continue to pay to the Trust Account $0.033 per Public Share that has not been redeemed per month, but the total monthly payment will be no greater than $200,000. The Company is currently in active discussions with a target company regarding a potential business combination that is anticipated to require an amount of funding less than the current balance of the Trust Account to consummate the business combination. There can be no assurance that the Company will enter into a business combination agreement with the target company or that this or any other potential business combination will be completed.

As previously announced, the Company will offer public stockholders the right to redeem their shares of the Company’s common stock, par value $0.001 per share, issued in its initial public offering (each, a “Public Share”) for their pro rata portion of the funds available in the Trust Account in connection with the Company’s sponsor’s determination not to make additional contributions to the Trust Account. Holders of Public Shares may redeem their shares for their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), prior to 5:00 p.m., eastern time, on June 14, 2019 (the “Redemption Deadline”) in accordance with the directions below. The Company expects that holders that properly deliver their Public Shares to the Transfer Agent for cancelation prior to the Redemption Deadline will receive their pro rata portion of the proceeds of the Trust Account by no later than the close of business the following business day. The Company estimates that the per-share redemption price for the Public Shares will be approximately $10.38.

The Company’s sponsor will pay to the Trust Account, $0.033 per Public Share that is not redeemed per month up to a maximum of $200,000 per month. If more than 6,060,606 Public Shares remain outstanding after redemptions in connection with this adjustment, then the amount paid per share will be reduced proportionately. The monthly payments will be deposited in the Trust Account prior to June 21, 2019 and July 10, 2019.

In connection with tendering your Public Shares for redemption, you must elect either to physically tender your stock certificates to the Transfer Agent, at Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004-1561, Attn: Mark Zimkind, mzimkind@continentalstock.com, prior to 5:00 p.m., eastern time, on June 14, 2019 or to deliver your shares to the Transfer Agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your Public Shares. You should ensure that your bank or broker complies with the requirements identified elsewhere herein.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its Public Shares are held in “street name,” by contacting the Transfer Agent or its broker and requesting delivery of its Public Shares through the DWAC system. Delivering Public Shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Transfer Agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their Public Shares before exercising their redemption rights and thus may be unable to redeem their Public Share.

Certificates that have not been tendered in accordance with these procedures prior to the Redemption Deadline will not be redeemed for a pro rata portion of the funds held in the Trust Account. In the event that a public stockholder tenders its shares and decides prior to the Redemption Deadline that it does not want to redeem its shares, the stockholder may withdraw the tender. If you delivered your Public Shares for redemption to the Transfer Agent and decide prior to the Redemption Deadline not to redeem your Public Shares, you may request that the Transfer Agent return the Public Shares (physically or electronically). You may make such request by contacting the Transfer Agent at the address listed above. The Company anticipates that a public stockholder who tenders shares for redemption prior to the Redemption Deadline would receive payment of the redemption price for such shares no later than the close of business the following business day. The Transfer Agent will hold the certificates of public stockholders that make the election until such shares are redeemed for cash or returned to such stockholders.

If properly demanded, the Company will redeem each Public Share for a pro rata portion of the funds available in the Trust Account, less any income taxes owed on such funds but not yet paid, calculated as of two days prior to the Redemption Deadline. This would amount to approximately $10.38 per Public Share, based on the approximate amount of $253.5 million held in the trust account as of May 30, 2019. The closing price of the Company’s Common Stock on May 30, 2019 was $10.34. Accordingly, if the market price were to remain the same until the Redemption Deadline, exercising redemption rights would result in a public stockholder receiving $0.04 more for each share than if such stockholder sold the shares in the open market.

If you exercise your redemption rights, you will be exchanging your Public Shares for cash and will no longer own the shares. You will be entitled to receive cash for these Public Shares only if you properly demand redemption and tender your stock certificate(s) to the Transfer Agent by the Redemption Deadline. All Public Shares that are not delivered to the Transfer Agent for cancellation prior to the Redemption Deadline will remain outstanding after the Redemption Deadline. If the Company is unable to complete a business combination on or before August 1, 2019, it will be required by its charter to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account not previously released to the Company, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. If the Company seeks a further extension of its deadline to complete a business combination, it will again offer redemption rights to holders of Public Shares in connection with the stockholder vote to approve that extension.

The redemption amount will be payable to the holders of the Public Shares (including the Public Shares included in the Company’s units) upon presentation of their share or unit certificates or other delivery of their shares or units. There will be no distribution from the Trust Account with respect to the Company’s rights and warrants, which will expire worthless in the event that the Company is wound up.

About Pensare Acquisition Corp.

Pensare Acquisition Corp. is a special purpose acquisition company that went public on Nasdaq in July 2017 and was formed for the purpose of effecting a merger, acquisition or similar business combination in the telecommunications, media, and technology (TMT) industries. Pensare is led by Chairman Larry Mock, Chief Executive Officer Darrell J. Mays, President Robert Willis, and Chief Strategy Officer David Panton. Pensare’s securities are quoted on the Nasdaq stock exchange under the ticker symbols WRLS, WRLSW, WRLSR and WRLSU. For more information, visit www.pensaregrp.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

Additional information concerning factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018 and in the proxy statement filed by the Company with the SEC on April 3, 2019. Our SEC filings are available publicly on the SEC’s website at http://www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.